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                                                                 Exhibit 10.65


                                 FIRST AMENDMENT
                                       TO
                           LOAN AND SECURITY AGREEMENT

         This First Amendment to Loan and Security Agreement is entered into as of March 16, 2004 (the "Amendment"), by and between COMERICA BANK ("Bank"), and GENAISSANCE PHARMACEUTICALS, INC. ("Borrower").

                                    RECITALS

         Borrower and Bank are parties to that certain Loan and Security Agreement dated as of September 30, 2003, as amended (collectively, the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

         NOW, THEREFORE, the parties agree as follows:

         1. Section 6.7 of the Agreement is hereby amended in its entirety to read as follows:

                  6.7 ACCOUNTS. Borrower shall maintain at all times and shall cause each of its Subsidiaries to maintain at all times its depository, operating, and investment accounts with Bank and/or, if securities account control agreements acceptable to Bank have been entered into, Comerica Securities, Inc. Notwithstanding the foregoing and provided Borrower is in compliance with all its other obligations under this Agreement including, without limitation, its obligations under Sections
         6.9 and 7.3, (i) Borrower may maintain an aggregate amount not to exceed One Million Dollars ($1,000,000) at any time with financial institutions other than Bank and/or Comerica Securities, Inc., and (ii) Borrower shall have up to thirty (30) days following the consummation of a merger or acquisition to transfer any depository, operating, and investment accounts to Bank and/or Comerica Securities, Inc. which Borrower acquires pursuant to such merger or acquisition (other than an account contemplated by subsection (i) hereof). Notwithstanding the foregoing, in the event the balance of the account contemplated in subsection (i) hereof exceeds $1,000,000, Borrower shall have five (5) Business Days (the "Section 6.7 Cure Period") starting on the day on which such noncompliance first occurs in which to cause such account to be in compliance with this Section 6.7 provided that, at the end of such five day period, Borrower must be in compliance with this Section
         6.7 and that no new Section 6.7 Cure Period may begin until Borrower is in such compliance.

         2. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements,

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mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

         3. Borrower represents and warrants that the representations and warranties continued in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

         4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         5. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law.

         6. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

            (a) this Amendment, duly executed by Borrower; and

            (b) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

                                        GENAISSANCE PHARMACEUTICALS, INC.

                                        By: /s/ Ben D. Kaplan
                                            -----------------------------
                                        Title: SVP & CFO


                                        COMERICA BANK

                                        By: /s/ Kristen Kosofsky
                                            -----------------------------

                                        Title: VP Life Sciences